Exhibit 99.1

HCC INSURANCE HOLDINGS REPORTS RESULTS
FOR 2008 THIRD QUARTER AND FIRST NINE
MONTHS
HOUSTON (November 4, 2008) . . .
HCC Insurance Holdings, Inc. (NYSE: HCC) today released earnings for the third quarter and first nine months of 2008, which ended September 30.
Net earnings for the third quarter of 2008 were $59.1 million, compared with $97.9 million during the third quarter of 2007. Net earnings per diluted share were $0.51 for the third quarter of 2008, compared to $0.84 for the same quarter of 2007. Net earnings for the first nine months of 2008 were $232.5 million, versus $295.8 million for the first nine months of the previous year. Net earnings per diluted share were $2.01 for the first nine months of 2008, versus $2.54 for the same period of 2007.
Gross losses incurred were $89.9 million in total for both Hurricanes Gustav and Ike. Net losses from Hurricane Gustav, primarily from offshore energy exposures, net of reinsurance and including reinsurance reinstatement costs, were $8.9 million, while Hurricane Ike’s net losses, also primarily offshore energy exposures, net of reinsurance and including reinsurance reinstatement costs, were $15.6 million. There may be some further increase in the gross losses for the two hurricanes, but HCC’s net loss is not expected to increase.
The GAAP combined ratio for the third quarter of 2008 was 88.0 percent, compared to 80.8 percent for the third quarter of 2007. The GAAP combined ratio for the first nine months of 2008 was 85.3 percent, versus 82.9 percent for the corresponding period of 2007. The effect of 2008 hurricanes added 4.9 percent to the Company’s GAAP combined ratio for the 2008 third quarter, and 1.7 percent to the Company’s GAAP combined ratio for the first nine months of the year.
“The third quarter was negatively impacted by net losses from Hurricanes Gustav and Ike totaling $24.5 million, as well as realized investment losses of $17.2 million and $14.3 million in losses from alternative investments,” HCC Chief Executive Officer Frank J. Bramanti said.
“Despite two hurricanes, the cost of share repurchases, and the stress of the financial markets and its impact on investment earnings and market values, HCC is reporting an increase of four percent in shareholders’ equity compared with December 31, 2007. Our balance sheet is stronger than ever, our liquidity is excellent and our ratings are solidly in place,” Mr. Bramanti said.

HCC’s Board of Directors authorized a $100.0 million share repurchase on June 20, 2008. The Company has repurchased 1.6 million shares for a total of $34.1 million at an average cost of $21.21 per share through October 31, 2008.
Book value per share was essentially flat for the third quarter of 2008 at $22.13 a share, compared to $22.19 a share on June 30, 2008. Book value per share increased four percent from December 31, 2007. The Company’s annualized return on average equity for the first nine months of 2008 was 12.4 percent.
Net earned premium of HCC’s insurance company subsidiaries increased to $505.0 million for the third quarter of 2008, compared to $492.9 million for the same quarter of 2007. During the 2008 third quarter, gross written premium increased three percent to $613.0 million, while net written premium increased six percent to $495.6 million, both compared to the third quarter of 2007.
Net earned premium of HCC’s insurance company subsidiaries was $1.5 billion, up one percent for the first nine months of 2008, compared with the first nine months of 2007. During the first nine months of 2008, gross written premium increased two percent to $1.9 billion, while net written premium increased four percent to $1.6 billion, both compared to the first nine months of 2007.
“We believe the many challenges the economic turmoil is presenting will provide ample opportunities for HCC to continue to expand its business. HCC is well-capitalized and positioned to take advantage of these opportunities,” Mr. Bramanti said.
During the third quarter of 2008, HCC had net positive prior year reserve development of $44.0 million compared to net positive prior year reserve development of $23.0 million for the same period in 2007. For the first nine months of 2008, the Company recorded $58.4 million of net positive prior year reserve development, compared to net positive prior year reserve development of $19.4 million for the same period in 2007.
“The positive prior year reserve development in the third quarter of 2008 is primarily related to the 2004 and 2005 underwriting years, with the largest portion of the positive development coming from our D&O business. At the same time, we decided to increase certain loss picks in the 2008 accident year due to the continued uncertainty in the financial markets, which caused us to book $35.0 million of additional reserves. The largest portion of this increase was in our D&O business. Based on what we know today, we maintain our position that our total D&O reserves are sufficient to cover all claims that will arise,” Mr. Bramanti said.
Investment income decreased during 2008, compared to 2007. This was caused by the performance of alternative investments, which had losses of $14.3 million for the third quarter of 2008, versus income of $2.0 million for the third quarter of 2007, and a loss of $16.7 million for the first nine months of 2008, compared to income of $14.5 million for the first nine months of 2007.

HCC’s fixed income securities generated $44.2 million in investment income in the 2008 third quarter, versus $39.0 million in the 2007 third quarter; and $129.5 million for the first nine months of 2008, compared to $109.4 million for the first nine months of 2007, as the Company’s fixed income investments increased ten percent from September 30, 2007 to $3.9 billion at September 30, 2008.
As of September 30, 2008, HCC’s fixed income securities portfolio had an average rating of AA+, an average duration of 5.1 years and an average tax equivalent yield of 5.2 percent. The Company held $11.5 million of subprime-related and Alt-A securities, which had an average rating of AAA, and owned no CDO or CLO securities. HCC has never been a counterparty to any credit default swap.
“Our investment performance was quite good in spite of the volatility in the marketplace. Nevertheless, in keeping with our conservative investment philosophy, our Board of Directors’ Investment and Finance Committee has decided to exit equity and equity-related investments, including hedge funds and alternative investments, and reinvest those funds in fixed income securities. This should eliminate the volatility we have seen over the past year in our investment income,” Mr. Bramanti said.
Other operating income was $4.8 million for the 2008 third quarter, compared to a loss of $3.1 million for the same period in 2007. Other operating income was $10.8 million for the first nine months of 2008, compared to $35.6 million for the same period in 2007.
As of September 30, 2008, total investments were $4.8 billion, total assets were $8.4 billion, shareholders’ equity was $2.5 billion and the Company’s debt to total capital ratio remained very conservative at 12.8 percent.
As a result of the effect of 2008 hurricanes, realized investment losses and losses from its alternative investments, the Company is revising the range of its previously disclosed net earnings guidance for 2008 to $2.60 per share to $2.90 per share, from $2.90 to $3.20 per share.
See attached tables for further information about HCC’s quarter and year-to-date financial results.
HCC will hold an open conference call beginning at 8:00 a.m. Central Standard Time on Wednesday, November 5. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-1061. In addition, there will be a live webcast available on a listen-only basis that can be accessed through the HCC website at www.hcc.com.
Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. (HCC) is a leading international specialty insurance group with offices across the United States and in Bermuda, Ireland, Spain and the United Kingdom. HCC has assets of $8.4 billion, shareholders’ equity of $2.5 billion and is rated AA (Very Strong) by Standard & Poor’s and AA (Very Strong) by Fitch Ratings. In addition, HCC’s major domestic insurance companies are rated A+ (Superior) by A.M. Best Company.
For more information, visit our website at www.hcc.com.

Contact:	Barney White, HCC Vice President of Investor Relations Telephone: (713) 744-3719
Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.
* * * * *

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
September 30, 2008
(Unaudited, in thousands except per share data)

	Three months ended September 30,
	2008	2007
Gross written premium	$612,964	$593,062
Net written premium	495,585	469,680
Net earned premium	504,972	492,922
Fee and commission income	37,795	42,734
Net investment income	35,962	49,889
Other operating income (loss)	4,828	(3,074)
Total revenue	566,319	582,494
Net earnings	59,053	97,925
Earnings per share (diluted)	0.51	0.84
Cash flow from operations	170,736	214,559
Weighted average shares outstanding (diluted)	115,418	116,323
GAAP net loss ratio	64.3%	57.2%
GAAP combined ratio	88.0%	80.8%
Paid loss ratio	61.2%	44.1%

	September 30, 2008	December 31, 2007
Total investments	$4,821,809	$4,672,277
Total assets	8,449,482	8,074,645
Shareholders’ equity	2,547,457	2,440,365
Debt to total capital	12.8%	11.7%
Book value per share	$22.13	$21.21

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
September 30, 2008
(Unaudited, in thousands except per share data)

	Nine months ended September 30,
	2008	2007
Gross written premium	$1,887,556	$1,857,764
Net written premium	1,556,382	1,500,465
Net earned premium	1,505,128	1,484,908
Fee and commission income	99,558	105,995
Net investment income	130,832	148,053
Other operating income	10,829	35,611
Total revenue	1,727,557	1,773,966
Net earnings	232,491	295,787
Earnings per share (diluted)	2.01	2.54
Cash flow from operations	401,175	614,859
Weighted average shares outstanding (diluted)	115,944	116,577
GAAP net loss ratio	61.2%	59.6%
GAAP combined ratio	85.3%	82.9%
Paid loss ratio	53.2%	47.3%

	September 30, 2008	December 31, 2007
Total investments	$4,821,809	$4,672,277
Total assets	8,449,482	8,074,645
Shareholders’ equity	2,547,457	2,440,365
Debt to total capital	12.8%	11.7%
Book value per share	$22.13	$21.21

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30,	December 31,
	2008	2007
ASSETS

Investments:
Fixed income securities — available for sale	$3,835,514	$3,666,705
Fixed income securities — held to maturity	99,167	—
Short-term investments	751,611	783,650
Other investments	135,517	221,922

Total investments	4,821,809	4,672,277
Cash	20,244	39,135
Restricted cash and cash investments	198,832	193,151
Premium, claims and other receivables	815,770	763,401
Reinsurance recoverables	1,076,421	956,665
Ceded unearned premium	238,563	244,684
Ceded life and annuity benefits	64,719	66,199
Deferred policy acquisition costs	197,026	192,773
Goodwill	834,740	776,046
Other assets	181,358	170,314

Total assets	$8,449,482	$8,074,645

LIABILITIES

Loss and loss adjustment expense payable	$3,505,122	$3,227,080
Life and annuity policy benefits	64,719	66,199
Reinsurance balances payable	125,494	129,838
Unearned premium	985,062	943,946
Deferred ceding commissions	62,854	68,968
Premium and claims payable	399,834	497,974
Notes payable	374,714	324,714
Accounts payable and accrued liabilities	384,226	375,561

Total liabilities	5,902,025	5,634,280

SHAREHOLDERS’ EQUITY

Common stock	116,188	115,069
Additional paid-in capital	854,174	831,419
Retained earnings	1,638,691	1,445,995
Accumulated other comprehensive income (loss)	(39,726)	47,882
Treasury stock	(21,870)	—

Total shareholders’ equity	2,547,457	2,440,365

Total liabilities and shareholders’ equity	$8,449,482	$8,074,645

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited, in thousands except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2008	2007	2008	2007

REVENUE

Net earned premium	$1,505,128	$1,484,908	$504,972	$492,922
Fee and commission income	99,558	105,995	37,795	42,734
Net investment income	130,832	148,053	35,962	49,889
Net realized investment gain (loss)	(18,790)	(601)	(17,238)	23
Other operating income (loss)	10,829	35,611	4,828	(3,074)

Total revenue	1,727,557	1,773,966	566,319	582,494

EXPENSE

Loss and loss adjustment expense, net	920,433	885,547	324,506	281,784
Policy acquisition costs, net	284,695	267,778	96,582	93,251
Other operating expense	174,420	169,226	57,702	58,118
Interest expense	11,517	7,166	3,750	2,767

Total expense	1,391,065	1,329,717	482,540	435,920

Earnings before income tax expense	336,492	444,249	83,779	146,574
Income tax expense	104,001	148,462	24,726	48,649

Net earnings	$232,491	$295,787	$59,053	$97,925

Basic earnings per share data:
Net earnings per share	$2.02	$2.63	$0.51	$0.87

Weighted average shares outstanding	115,164	112,295	114,812	112,652

Diluted earnings per share data:
Net earnings per share	$2.01	$2.54	$0.51	$0.84

Weighted average shares outstanding	115,944	116,577	115,418	116,323

Cash dividends declared, per share	$0.345	$0.310	$0.125	$0.110

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine months ended		Three months ended
	September 30,		September 30,
	2008	2007	2008	2007

Cash flows from operating activities:
Net earnings	$232,491	$295,787	$59,053	$97,925
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in premium, claims and other receivables	22,705	63,737	66,329	33,696
Change in reinsurance recoverables	(119,825)	122,472	(46,013)	27,851
Change in ceded unearned premium	6,121	(27,925)	(2,931)	(6,676)
Change in loss and loss adjustment expense payable	278,156	169,541	58,298	63,604
Change in reinsurance balances payable	(4,344)	(10,512)	5,601	(9,639)
Change in unearned premium	41,162	46,813	(13,860)	(16,069)
Change in premium and claims payable, net of restricted cash	(105,135)	(73,679)	(31,267)	(31,579)
Change in current income taxes payable	(10,104)	21,754	(2,794)	36,444
Change in trading portfolio	49,091	14,126	6,517	9,261
Stock-based compensation expense	9,990	9,191	3,193	2,802
Depreciation and amortization expense	10,436	11,625	3,612	3,764
(Gain) loss on investments	26,367	(35,557)	31,559	(1,994)
Other, net	(35,936)	7,486	33,439	5,169

Cash provided by operating activities	401,175	614,859	170,736	214,559

Cash flows from investing activities:
Sales of fixed income securities	421,677	221,822	184,799	47,104
Maturity or call of fixed income securities	255,439	234,435	73,029	76,314
Cost of securities acquired	(1,124,969)	(1,011,747)	(199,276)	(274,874)
Change in short-term investments	33,665	(10,189)	(222,899)	15,825
Proceeds from sales of other investments	31,537	—	543	—
Proceeds from sales of strategic investments	22,818	42,997	—	3,181
Payments for purchase of subsidiaries, net of cash received	(73,996)	(53,687)	(1,627)	(2,006)
Other, net	(3,203)	(7,079)	1,482	(1,723)

Cash used by investing activities	(437,032)	(583,448)	(163,949)	(136,179)

Cash flows from financing activities:
Advances on line of credit	106,000	62,000	31,000	—
Payments on line of credit and notes payable	(56,000)	(56,363)	(26,000)	(43,476)
Sale of common stock	13,884	19,337	4,016	2,915
Purchase of treasury shares	(21,870)	—	(21,870)	—
Dividends paid	(38,061)	(33,630)	(12,721)	(11,249)
Other, net	13,013	(4,514)	11,903	(1,970)

Cash provided (used) by financing activities	16,966	(13,170)	(13,672)	(53,780)

Net increase (decrease) in cash	(18,891)	18,241	(6,885)	24,600

Cash at beginning of period	39,135	48,290	27,129	41,931

Cash at end of period	$20,244	$66,531	$20,244	$66,531

HCC Insurance Holdings, Inc. and Subsidiaries
Insurance Company Premium
September 30, 2008
(Unaudited, in thousands)

	3rd Qtr	3rd Qtr	Change
	2008	2007	%
GROSS WRITTEN

Diversified financial products	$261,614	$228,618	14%
Group life, accident & health	210,930	197,051	7
Aviation	50,639	48,652	4
London market account	31,230	40,773	(23)
Other specialty lines	58,425	77,966	(25)
Discontinued lines	126	2	nm

	$612,964	$593,062	3%

NET WRITTEN

Diversified financial products	$215,556	$185,117	16%
Group life, accident & health	195,283	185,799	5
Aviation	37,116	36,071	3
London market account	17,046	13,983	22
Other specialty lines	30,506	48,705	(37)
Discontinued lines	78	5	nm

	$495,585	$469,680	6%

NET EARNED PREMIUM

Diversified financial products	$203,295	$195,132	4%
Group life, accident & health	194,393	187,209	4
Aviation	35,413	38,400	(8)
London market account	27,429	28,264	(3)
Other specialty lines	44,420	43,913	1
Discontinued lines	22	4	nm

	$504,972	$492,922	2%

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Insurance Company Premium
September 30, 2008
(Unaudited, in thousands)

	Year to Date	Year to Date	Change
	2008	2007	%
GROSS WRITTEN

Diversified financial products	$744,920	$701,020	6%
Group life, accident & health	629,214	602,225	4
Aviation	147,268	154,745	(5)
London market account	154,028	189,995	(19)
Other specialty lines	207,361	210,242	(1)
Discontinued lines	4,765	(463)	nm

	$1,887,556	$1,857,764	2%

NET WRITTEN

Diversified financial products	$622,702	$564,832	10%
Group life, accident & health	595,112	569,747	4
Aviation	106,996	113,914	(6)
London market account	97,142	107,952	(10)
Other specialty lines	129,667	144,446	(10)
Discontinued lines	4,763	(426)	nm

	$1,556,382	$1,500,465	4%

NET EARNED PREMIUM

Diversified financial products	$593,378	$580,983	2%
Group life, accident & health	582,193	571,849	2
Aviation	105,125	115,491	(9)
London market account	80,824	92,763	(13)
Other specialty lines	138,846	124,248	12
Discontinued lines	4,762	(426)	nm

	$1,505,128	$1,484,908	1%

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Investments — Selected Disclosures
September 30, 2008
(Unaudited, in thousands)

				Average Ratings
	Amortized	Fair	% of				BBB &
	Cost	Value	Portfolio	AAA	AA	A	below	Other	Average

Fixed Income Securities	$4,032,743	$3,935,643	100.0%	$2,322,029	$1,011,606	$537,478	$64,530	$—	AA	+

Residential Mortgage Backed Securities & Collateralized Mortgage Obligations

Agency	$706,758	$712,263	18.1%	712,263	—	—	—	—	AAA

Non-Agency
Prime	100,054	89,585	2.3%	89,585	—	—	—	—	AAA
Alt A	10,012	8,900	0.2%	8,584	158	158	—	—	AAA
Subprime	2,817	2,586	0.1%	1,931	—	—	655	—	AA	+

Total Residential MBS/CMO	$819,641	$813,334	20.7%

Agency Securities

Senior Agency Debt — FNMA/FHLMC	$14,498	$14,848	0.4%	14,848	—	—	—	—	AAA

Corporate Bonds	$562,917	$541,588	13.8%	29,137	127,273	333,997	51,181	—	A+

Commercial Mortgaged Backed Securities	$179,562	$165,672	4.2%	165,672	—	—	—	—	AAA

Municipal Bond Portfolio	$1,820,675	$1,763,425	44.8%	702,019	865,842	186,923	8,641	—	AA	+

Insurance Enhanced	$1,142,944	$1,103,354	28.0%	451,713	475,325	167,710	8,606	—	AA	+

Insured — Underlying Ratings	$1,142,944	$1,103,354		147,849	689,265	243,730	994	21,516	AA

Non-Insured	$677,731	$660,071	16.8%	256,650	385,178	18,243	—	—	AA	+

Short-Term
Bank Sweep Accounts — US	$50,438	$50,438
Bank Sweep Accounts — Non-US	48,434	48,434
Taxable Money Market Funds	652,739	652,739

Total Short-Term	$751,611	$751,611

Notes:

There are no CDOs/CLOs in the portfolio.

Other Ratings are bonds with at least one enhanced rating; each issuer has an equivalent investment grade rating. Received paydown of $1.1 million on subprime and Alt A securities in third quarter 2008.

HCC Insurance Holdings, Inc. and Subsidiaries
Subprime Liability Exposure
September 30, 2008
•	As of September 30, the Company had 50 “non-Side A only” D&O, E&O and Fiduciary Liability claims and 12 “Side A only” D&O claims relating to subprime issues.

•	Of the D&O claims reported, two are on primary policies with gross policy limits totaling $9 million. The remaining D&O claims are on excess policies.

•	The average policy limit on the “non-Side A only” claims is $13.0 million gross and $8.6 million net, with an average attachment point of $87 million.

•	The average policy limit for “Side A only” claims is $13.3 million gross and $10.9 million net, with an average attachment point of $176 million.

•	Based upon the Company’s present knowledge, HCC believes the ultimate subprime related losses will be contained within the current overall reserves for D&O, E&O and Fiduciary Liability business.

HCC Insurance Holdings, Inc. and Subsidiaries
Consolidated Insurance Companies
Net Loss Ratios
September 30, 2008
(Unaudited, in thousands)

	Year to Date 2008			Full Year 2007
	Net Earned	Incurred	Loss	Net Earned	Incurred	Loss
Line of Business	Premium	Losses	Ratio	Premium	Losses	Ratio
Diversified financial products	$593,378	$274,321	46.2%	$777,414	$315,409	40.6%
Group life, accident & health	582,193	428,826	73.7	758,516	579,780	76.4
Aviation	105,125	68,036	64.7	153,121	89,683	58.6
London market account	80,824	43,933	54.4	124,609	68,798	55.2
Other specialty lines	138,846	102,363	73.7	171,824	115,804	67.4
Discontinued lines	4,762	2,954	nm	(398)	14,473	nm

Total	$1,505,128	$920,433	61.2%	$1,985,086	$1,183,947	59.6%

nm — Not meaningful comparison